Exhibit 23.1

Information Analysis Incorporated	2013 Annual Report Form 10-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-05136 and No. 333-138836) pertaining to the 1996 Stock Option Plan and the 2006 Stock Incentive Plan of Information Analysis Incorporated and in the related prospectuses of our report dated March 31, 2014 with respect to the 2013 and 2012 financial statements of Information Analysis Incorporated included in this Annual Report (Form 10-K).

/s/ CohnReznick LLP
Vienna, Virginia
March 31, 2014